UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):	August 22, 2023

Ameris Bancorp
(Exact Name of Registrant as Specified in Charter)

Georgia	001-13901	58-1456434
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3490 Piedmont Road N.E., Suite 1550
Atlanta,	Georgia	30305
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:	(404)	639-6500

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.00 per share	ABCB	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
    Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 22, 2023, Ameris Bancorp (the “Company”) announced that Jon S. Edwards, Corporate Executive Vice President and Chief Credit Officer of the Company and its wholly owned banking subsidiary Ameris Bank (the “Bank”), has notified the Company that he intends to retire from both the Company and the Bank effective March 31, 2024, after 25 years of service. The Company also announced the appointment of Doug Strange to succeed Mr. Edwards as of April 1, 2024. Mr. Strange currently serves as Managing Director of Credit Administration for the Bank. The Company and the Bank intend to use the time between the date of this filing and Mr. Edwards’ anticipated retirement date to provide for an orderly transition of his duties and responsibilities to Mr. Strange.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.
AMERIS BANCORP

By:	/s/ H. Palmer Proctor, Jr.
H. Palmer Proctor, Jr.
Chief Executive Officer

Date: August 22, 2023